IMPORT AGREEMENT ITALIAN MOTORS (Service & Sales) Hong Kong 01.01.1992 — 31.12.1992

IMPORT AND DISTRIBUTION AGREEMENT
Between

FERRARI S.p.A.

and
ITALIAN MOTORS (Service & Sales) Ltd

Dated as of
1st January 1992

for the Territory of

HONG KONG, MACAU

TABLE OF CONTENTS

Page
CLAUSE 1 — DEFINITIONS 3

CLAUSE 2 — SCOPE OF THE AGREEMENT

— NATURE OF APPOINTMENT (2.1, 2.2, 2.3)
— TERMS AND CONDITIONS OF SALES OF CONTRACT PRODUCTS (2.4)
— IMPORTER NOT TO ACT OUTSIDE TERRITORY (2.5)
— DIRECT SALES BY FERRARI (2.6, 2.7, 2.8)
— NON COMPETITION AND BRAND EXCLUSIVITY (2.9)
— PROHIBITION TO SELL TO NON—AUTHORIZED RESELLERS (2.10)
— EXCLUSIVITY (2.11, 2.12)

CLAUSE 3 — ORGANIZATION
— DIRECT STRUCTURE (3.1)
— RETAIL NETWORK (3.2)
— ORGANISATIONAL REQUIREMENTS (3.3)
— RELATIONS WITH RETAIL NETWORK (3.4)
— TRAINING (3.5)
— UNIFORM PROCEDURES (3.6)
— INFORMATION (3.7)
— INSPECTIONS (3.8)

CLAUSE 4 — SALES AC1’IVITY 11

CLAUSE 5 — SERVICE ACTIVITY
— PRE—DELIVERY SERVICE (5.1)
— WARRANTY AND FREE SERVICE (5.2, 5.3)
— RECALL AND SERVICE CAMPAIGNS (5.4)
— REIMBURSEMENT (5.5)
— NON—WARRANTY SERVICE (5.6)
— AVAILABILITY AND USE OF FERRARI ORIGINAL PARTS (5.7)
— GENERAL DUTIES RELATING TO SERVICE (5.8, 5.9)

CLAUSE 6 — ADVERTISING AND CUSTOMER RELATIONS
— ADVERTISING EXPENDITURE (6.1)
— FAIRNESS OF ADVERTISING (6.2, 6.3, 6.4)
— EXHIBITIONS (6.5, 6.6)
— SIGNS (6.7)
— HEADING OF BUSINESS DOCUMENTS (6.8)
— SUPPLY OF AD MATERIAL BY FERRARI (6.9)
— USE OF FERRARI TRADEMARKS (6.10)
— CUSTOMER RELATIONS (6.11, 6.12, 6.13)

CLAUSE 7 — TERMINATION
— TERM OF AGREEMENT (7.1)
— TERMINATION FOR BREACH OF CONTRACT OR OTHER OCCURRENCES (7.2, 7.3)
— OBLIGATIONS DURING NOTICE OF TERMINATION (7.4)
— CONSEQUENCES OF TERMINATION (7.5, 7.6, 7.7)

CLAUSE 8 — MISCELLANEOUS PROVISIONS
— NON ASSIGNABILITY OF AGREEMENT (8.1)
— CONFIDENTIALITY (8.2)
— JURISDICTION (8.3)
— GOVERNING LAW (8.4)
— NO WAIVER (8.5)
— DEPOSIT (8.6)
— NOTICES (8.7)
— PREVIOUS AGREEMENTS (8.8)
— APPENDICES (8.9)
— OTHER PRODUCTS (8.10)

APPENDIXES
— APPENDIX A:	SALES CONDITIONS OF CONTRACT PRODUCTS TO THE IMPORTER
— APPENDIX B:	ORGANIZATION
— APPENDIX C:	DEALER’S ESSENTIAL OBLIGATIONS
— APPENDIX D:	CONTRACT AUTOMOBILES

IMPORT AND DISTRIBUTION AGREEMENT

AGREEMENT effective as of the _____ day of __________, _______ between
FERRARI S.p.A. — having its registered office at Via Emilia Est 1163, MODENA, Italy, (hereinafter referred to as “FERRARI”) and
ITALIAN MOTORS (Sales & Service) Ltd.
90, Sung Wong Toi Rd., To Kwa Wan, Kowloon, Hong Kong
(hereinafter referred to as “IMPORTER”)

IN CONSIDERATION of the mutual agreements herein contained, the parties hereto agree as follows:

1. DEFINITIONS

For the purposes of this Agreement the following terms shall have the respective meaning assigned as below:

1.1.	“AGREEMENT” shall mean — in accordance with the context — this Agreement and/or its Appendixes and/or any other document(s) referred to in this Agreement.

1.2.
“ALLOCATION PROGRAM” shall mean FERRARI’s estimated forecast of the maximum quantity of CONTRACT AUTOMOBILES which FERRARI from time to time plans to manufacture for the TERRITORY in a given period of time as per Appendix A hereto.

1.3.
“CONTRACT AUTOMOBILES” shall mean such models or versions of Ferrari passenger cars as are specified in Appendix I of this Agreement, it being understood that said Appendix may be modified by FERRARI, upon notice to the IMPORTER, if FERRARI stops to manufacture any such models or versions and/or if FERRARI entrustes to the IMPORTER the import, distribution and service, in the TERRITORY, of any new model or version of Ferrari passenger car.

1.4.	“CONTRACT PRODUCTS” shall mean the CONTRACT AUTOMOBILES and the FERRARI ORIGINAL PARTS, whether Jointly or separately.

1.5.
“RETAIL NETWORK” shall mean any and all retail sale and/or service dealers referred to in sub- 3.2 and 3.3 hereof as well as the IMPORTER’s authorized retail sales and/or service direct outlets referred to in sub—clause 3.2 hereof;

1.6.	“DIRECT STRUCTURE” shall mean the import, distribution and service facilities owned and managed by the IMPORTER as set forth in sub—clause 3.1. hereof.

1.7.	“FERRARI ORIGINAL PARTS” shall mean the original spare part of Ferrari passenger cars, manufactured by or for FERRARI and put in commerce by FERRARI.

1.8.	“FERRARI TRADEMARKS” shall mean any or all other registered and unregistered names and trade marks owned or used by FERRARI.

1.9.
“PURCHASE PROGRAM” shall mean the program of purchases of CONTRACT AUTOMOBILES by the IMPORTER valid for a given period of time starting from the date of its determination and/or communication in accordance with the AGREEMENT, such program to be determined, from time to time, within the limits of the ALLOCATION PROGRAM in accordance with the previsions of sub—clause 4.2. hereof and with the provisions set forth in Appendix A hereto.

1.10.
“SALES PROGRAM” shall mean the IMPORTER’s program of sale, delivery and registration of CONTRACT AUTOMOBILES to end users resident in the TERRITORY, to be set forth in accordance with sub—clause 4.2 hereof.

1.11.	“TERRITORY” shall mean the following territory:

Hong Kong, Macau

2. SCOPE OF THE AGREEMENT

Nature of the appointment

2.1.	Upon the terms and subject to the conditions of the AGREEMENT FERRARI entrusts to the IMPORTER who accepts the right and obligation to:

(i)	import, in the TERRITORY, the CONTRACT PRODUCTS and distribute them to the RETAIL NETWORK for the purpose of their resale, delivery and registration to end users, in the TERRITORY;

(ii)	ensure, in the TERRITORY,

the pre-delivery operations of the CONTRACT AUTOMOBILES and the availability of FERRARI ORIGINAL PARTS;

the resale and delivery of CONTRACT AUTOMOBILES to end users, the warranty, non—warranty and free service on Ferrari passenger cars and the resale of FERRARI ORIGINAL PARTS, through the RETAIL NETWORK,

in accordance with the terms and conditions of the AGREEMENT.

2.2.
The IMPORTER acknowledges that FERRARI name and Ferrari products enjoy all over the world an exceptional commercial reputation and that this goodwill must be safeguarded for the lasting success of the make.

Consequently the above appointment is granted by FERRARI in consideration for the IMPORTER accepting the obligation to use all reasonable efforts to ensure, at all moment, in the TERRITORY — in addition to a level of sales in line with FERRARI’s objectives — a distribution, retail sale and service organization of the highest level, in line with the prestige of the Ferrari trademark and the expectations of Ferrari customers, as regards the quality of the organization of the sales and service activities and of the relations with customers.

2.3.
The IMPORTER shall purchase, distribute, service and resell CONTRACT PRODUCTS in its own name and on its own behalf and shall carry on its business at its own exclusive risks. The IMPORTER is in no way the agent or representative of FERRARI; accordingly, the IMPORTER shall deal exclusively in its own name and on its own behalf and shall not in any circumstance expressly or impliedly represent itself as FERRARI’s agent or representative.

Terms and Conditions of Sales of CONTRACT PRODUCTS

2.4.
For the purpose of sub—clause 2.1. the CONTRACT PRODUCTS shall be purchased by the IMPORTER and sold to the IMPORTER by FERRARI (and — if and to the extent that FERRARI so requests — by any company which FERRARI reserves the right to indicate), upon the terms and conditions set forth in Appendix A hereto.

IMPORTER not to act outside the TERRITORY

2.5.
The IMPORTER shall not, directly or indirectly, export, distribute, sell or service CONTRACT PRODUCTS outside the TERRITORY nor may it appoint or use any agent, broker or other third parties for the purpose of exporting, distributing, selling or servicing CONTRACT PRODUCTS outside the TERRITORY.

Direct Sales by FERRARI

2.6.	FERRARI reserves the right to make direct sales of CONTRACT AUTOMOBILES, in the TERRITORY, to certain categories of customers and in particular circumstances.

2.7.
FERRARI shall advise the IMPORTER of any sales made under sub—clause 2.6 and the IMPORTER shall provide FERRARI such co—operation as FERRARI may request arid FERRARI shall reimburse to the IMPORTER the costs and expenses incurred by the IMPORTER in providing such cooperation.

2.8.
In the event that FERRARI resolves to distribute, In the TERRITORY, new models or versions of Ferrari passenger cars of limited series, FERRARI shall have the right to offer to the IMPORTER, in respect of such models or versions, special terms and conditions, in derogation to the terms of the AGREEMENT. If the terms and conditions so offered by FERRARI were not acceptable to the IMPORTER, FERRARI will have the right to sell the Ferrari passenger cars concerned directly in the TERRITORY in which case sub—clause 2.7 shall be applicable.

Non competition and brand exclusivity

2.9.
The IMPORTER shall, whether directly or indirectly, not import, purchase, distribute, sell, service or otherwise deal with motor vehicles, spare parts or accessories of’ other makes other than second—hand motor vehicles traded in against CONTRACT AUTOMOBILES, except as otherwise specified in appendix E.

Prohibition to sell to non-authorized resellers

2.10.
The IMPORTER undertakes to sell, in the TERRITORY, CONTRACT AUTOMOBILES only to the RETAIL NETWORK and to ensure that the RETAIL NETWORK sells and delivers said CONTRACT AUTOMOBILES only to final consumers.

The IMPORTER shall be under the obligation to pay to FERRARI a sum equal to the difference between the published recommended retail list price, in the TERRITORY at the time of sale and the net price invoiced by the IMPORTER to the RETAIL NETWORK for each CONTRACT AUTOMOBILE sold-in violation of the present sub clause 2.10., this sum being a fair and reasonable estimate of damages likely to occur to FERRARI as a result of a breach of this sub clause. Ferrari has the right to revoke the acceptance of any order of the IMPORTER and to refuse delivery of any CONTRACT AUTOMOBILE if’ there is reasonable evidence that the purchaser of that CONTRACT AUTOMOBILE is a reseller not being a member of the RETAIL NETWORK.

The IMPORTER shall use all reasonable efforts to ensure that FERRARI ORIGINAL PARTS are sold only for the purpose of servicing or repairing Ferrari passenger cars.

Exclusivity

2.11.	Except as otherwise set forth in sub clauses 2.6., 2.7. and 2.8., FERRARI undertakes to supply CONTRACT PRODUCTS, for resale in the TERRITORY, exclusively to the IMPORTER.

2.12.	The IMPORTER undertakes to purchase the CONTRACT PRODUCTS exclusively from FERRARI or from such Company as FERRARI may direct under sub clause 2.4. foregoing.

3. ORGANIZATION

DIRECT STRUCTURE

3.1.
The IMPORTER undertakes to, directly, have available manage and maintain a structure of its own, (open areas, premises, staff, inventory, funds arid management, etc.) adequate and exclusively affected to:

— import, storage, pre—delivery and distribution to RETAIL NETWORK of CONTRACT AUTOMOBILES;

— organization, training, supervision and control of service on Ferrari passenger cars;

— import, wharehousing, handling and distribution to RETAIL NETWORK of FERRARI ORIGINAL PARTS.

The basic elements of IMPORTER’s DIRECT STRUCTURE are described in Appendix B hereto. The IMPORTER undertakes not to alter its DIRECT STRUCTURE without having first requested and obtained the previous consent in writing of FERRARI which shall not be unreasonably withheld.

RETAIL NETWORK

3.2.	The IMPORTER undertakes to maintain, at all time, a retail sale and service network (RETAIL NETWORK) composed of:

(1)
retail sale and service dealers of CONTRACT PRODUCTS managed by arid staffed with first class, highly skilled personnel and suitably equipped with trading, wharehousing and service premises and with general and specific equipment. Such structure to be specifically and exclusively affected to the storage, display, pre—delivery, sale and delivery of CONTRACT AUTOMOBILE for wharehousing arid handling of FERRARI ORIGINAL PARTS, for the service of Ferrari motorcars and for the storage and handling of the second—hand vehicles traded in against new CONTRACT AUTOMOBILES;

(2)
service dealers managed by and staffed with highly skilled personnel, specialized on Ferrari motorcars and suitably equipped with premises and general and special equipment and service manuals, all in accordance with FERRARI’s standard requirements for a proper service of Ferrari motorcars;

(3)
direct retail sale and service outlets exclusively affected to FERRARI PRODUCTS (of composition and quality similar to that of the units referred to in (1) above), owned by the IMPORTER or by companies wholly owned by the IMPORTER, subject to their having been set up with the prior consent of FERRARI.

The members of the RETAIL NETWORK at the date of this Agreement are specified in Appendix B hereto. The IMPORTER undertakes not to alter the composition of its RETAIL NETWORK without having first obtained the previous written consent of FERRARI. FERRARI shall not withheld its consent without specifying the reasons for its refusal.

In dealing with the direct outlets referred to in (3) foregoing, the IMPORTER shall apply in all respects the same criteria as shall be applied in respect of all the other members of the RETAIL NETWORK avoiding any discrimination whatsoever.

Organisational Requirements

3.3.	The composition and quality of the DIRECT STRUCTURE and the RETAIL NETWORK, shall, at all times:

(1)	be such as to ensure the fulfilment of all of the IMPORTER’s obligations under the AGREEMENT and shall be in conformity with the principles set forth in sub—clause 2.2;

(2)	comply with the technical and commercial standards and requirements which FERRARI reserves the right to lay down.

The IMPORTER shall undertake any actions as FERRARI may deem reasonably appropriate for compliance with (1) and (2) above.

Relations with the RETAIL NETWORK

3.4.
The IMPORTER shall enter with each member of the RETAIL NETWORK a Retail and Service Agreement containing obligations by the dealer which, mutatis mutandis, correspond to those assumed by the IMPORTER under the AGREEMENT and such as to enable the IMPORTER to fulfil all of its obligations under the AGREEMENT. For such purpose the IMPORTER shall impose upon each member of the RETAIL NETWORK, inter alia, such obligations as are set forth in Appendix C hereto art those which may be otherwise indicated by FERRARI under the AGREEMENT.

Training

3.5.
The IMPORTER shall arrange at its own costs and risks, for its technical and commercial personnel, as well as for the technical and commercial personnel of RETAIL NETWORK, to participate in training and refresher courses organised by FERRARI. Furthermore, the IMPORTER undertakes to directly organize training and refresher courses for the technical personnel of the RETAIL NETWORK.

Uniform Procedures

3.6.
The IMPORTER in supposed to conduct its business as a FERRARI IMPORTER within the framework of the FERRARI Commercial Organization which involves a need for global uniformity or consistency. The IMPORTER shall therefore confirm with the policies and procedures which FERRARI may reasonably consider necessary and shall cooperate for their implementation in the TERRITORY.

For these purposes the IMPORTER shall undertake any such specific actions as FERRARI may deem appropriate and indicate to the IMPORTER from time to time.

Information

3.7.	The IMPORTER shall supply to FERRARI, with the timing reasonably set forth by FERRARI and using, if so required, the forms prepared by FERRARI:

(a)	the IMPORTER’s annual audited financial statements and balance sheets and such infra-annual information on the IMPORTER’s financial and economic condition as FERRARI may reasonably require;

(b)	data relating to the market in general, as well as information about price policies and other signifant commercial data of competitive makes, in the TERRITORY;

(c)
data, sub—divided for each member of the RETAIL NETWORK, relating to stock of CONTRACT PRODUCTS, to sale, delivery and registration to final consumers of CONTRACT AUTOMOBILES and to the orders of CONTRACT PRODUCTS by final consumers;

(d)	information on the performance of CONTRACT PRODUCTS and on claims of final customers.

Inspections

3.8.
FERRARI has the right to send its delegates both to the IMPORTER’s DIRECT STRUCTURE and to the RETAIL NETWORK in order to check over their complyance with the requirements set forth by the AGREEMENT and their proper running, as well as the fulfilment of the IMPORTER’s obligations under the AGREEMENT.

The IMPORTER undertakes to co—operate with and assist the delegates sent by FERRARI, to supply any information they may reasonably require to allow access to its premises and appropriate records and to use its best efforts to facilitate such access to the premises and records of the RETAIL NETWORK.

4. SALES ACTIVITY

4.1.	In order to fulfill the obligations assumed under sub clause 2.1. hereof, the IMPORTER shall:

(a)
use its best endeavours to achieve a number and mix of sale, delivery and registration of CONTRACT AUTOMOBILES to final consumers residing in the TERRITORY in accordance with the SALES PROGRAM from time to time set forth under sub clause 4.2.;

(b)	promote the sale arid use of FERRARI ORIGINAL PARTS and ensure their full and constant availability for the prompt and efficient servicing, in the TERRITORY, of the motor cars manufactured by FERRARI;

(c)
purchase, for the purposes of (a) and (b) foregoing, CONTRACT PRODUCTS .following planning and ordering criteria separately indicated by FERRARI and in a number and mix corresponding with the PURCHASE PROGRAM periodically set forth under sub clause 4.2.;

(d)	fulfil and ensure that the RETAIL NETWORK shall fulfil the criteria set forth by FERRARI in relation to stock holding of CONTRACT PRODUCTS as well as display and demonstration CONTRACT AUTOMOBILES.

4.2.
The SALES PROGRAM, the PURCHASE PROGRAM and other commitments referred to in paragraphs from (a) to (d) of Sub—clause 4.1 foregoing shall be determined, with the timing indicated by FERRARI, by written agreement between the parties or — in case the parties do not reach such an agreement — by FERRARI, on the basis of its estimate of its own product availability arid In accordance with criteria uniformly applied by FERRARI in the allocation of the CONTRACT PRODUCTS among the various sales areas.

4.3.
In the allocation of CONTRACT AUTOMOBILES among the members of the RETAIL NETWORK (including the direct outlets referred to in sub—clause 3.2 (3) and for determination of their SALES PROGRAM, the IMPORTER shall apply fair and uniform criteria based on the statistical historical series of FERRARI motors cars sales to final customers in the sales area concerned in such a manner that conditions under Sub—clause 2.2 are fulfilled.

5. SERVICE ACTIVITY

Pre-delivery Service

5.1.
The IMPORTER shall ensure, at its expense, that on each new CONTRACT AUTOMOBILE sold in the TERRITORY, prior to its delivery to the final consumer, there are properly carried out all the pre—delivery operations indicated by FERRARI in accordance with the technical instructions laid down by FERRARI. Furthermore the IMPORTER shall ensure that no CONTRACT AUTOMOBILES sold in the TERRITORY is delivered to the final consumer unless it is In perfect static and working conditions, fit for its sale as a new FERRARI AUTOMOBILE.

Warranty and Free Service

5.2.
The IMPORTER -shall give — and shall ensure that the RETAIL NETWORK shall give — to each purchaser/final consumer of CONTRACT AUTOMOBILE a warranty the terms of which are defined in the FERRARI Servicing and Repair Booklet referred to in sub clause 5.3. below.

5.3.
For the purposes of sub clause 5.2. foregoing, the IMPORTER shall ensure that to each purchaser/final consumer, together with each CONTRACT AUTOMOBILE sold, Is handed over the FERRARI Servicing and Repairs Booklet properly compiled arid duly signed and including the warranty voucher, the free service voucher for the initial period of use of the CONTRACT AUTOMOBILE and the periodical programmed maintenance servicing vouchers.

The IMPORTER shall ensure that there are promptly carried out towards all users of FERRARI motorcars, holding the FERRARI Servicing and Repair Booklet, including those having purchased the motorcar outside the TERRITORY:

(i) the operations covered by the warranty voucher and the free service voucher;

(ii) the other servicing operations provided for in the FERRARI Servicing and Repair Booklet.

The above shall be performed, free of charge or for payment, in accordance with FERRARI’s instructions.

Recall and Service Campaigns

5.4.
The IMPORTER undertakes to ensure that on all FERRARI motorcars circulating in the TERRITORY even if not imported by the IMPORTER, there are carried out, promptly and in strict accordance with FERRARI Instructions, all the operations requested by FERRARI within the framework of any special service or recall or rectification campaign as may be decided from time to time by FERRARI.

Reimbursement

5.5.	The terms and conditions of reimbursement of the warranty repairs referred in sub clause 5.3 shall be set forth separately.

The terms and conditions of reimbursement of the recall, service and rectifications campaigns referred to in sub clause 5.4. shall be notified by FERRARI from time to time.

Non-warranty Service

5.6.
The IMPORTER shall ensure that, at the request of the customer, on all new or used FERRARI motorcars circulating in the TERRITORY, whether sold in the TERRITORY or not, there is performed non—warranty repair and maintenance service in an excellent manner. The IMPORTER also undertakes to carry out all non—warranty repair and maintenance operations at reasonably competitive tariffs non exceeding, in any .case, those resulting from the application of the criteria indicated by FERRARI.

Availability and Use of FERRARI ORIGINAL PARTS

5.7.
The IMPORTER shall at all time, directly, have available, manage and maintain warehouse(s) stocked with FERRARI ORIGINAL PARTS in such quantities and mix (proportionate to the number of Ferrari motorcars in circulation in the TERRITORY) as shall be laid down by FERRARI according to FERRARI’s standards. The warehouse(s) will be organised and managed in such a manner as to ensure an adequate and continuing availability for the proper service on all Ferrari motorcars by each and all members of RETAIL NETWORK.

The IMPORTER undertakes to use — and to have the RETAIL NETWORK to use — only FERRARI ORIGINAL PARTS when carrying out any kind of service, repair, modification or maintenance operation on any Ferrari motorcar.

General duties relating to service

5.8.
The IMPORTER shall hold FERRARI harmless from any or all claims or actions resulting from the breach by the IMPORTER or by the RETAIL NETWORK of any obligation set forth by any sub-clause of this clause 5 or relating to parts fitted on FERRARI motorcars other than FERRARI ORIGINAL PARTS.

5.9.
All activities of repair maintenance and service (pre-delivery operations, warranty, repair and maintenance service) set forth in this clause 5 must be carried out corteseously, efficiently, in a proper professional manner by highly skilled staff and in accordance with guidelines and instructions issued by FERRARI from time to time.

6. ADVERTISING AND CUSTOMER RELATIONS

Advertising Expenditure

6.1.
The IMPORTER undertakes to advertise the CONTRACT PRODUCTS and to carry out communication activities and public relations in accordance with the advertising and image requirements set forth by FERRARI The IMPORTER shall spend each year, a sum riot less than that which shall be determined from time to time.

Fairness of advertising

6.2.	The IMPORTER shall refrain from any advertising and any conduct which may mislead the public or otherwise create confusion or in any way adversely affect the image of FERRARI.

6.3.
The IMPORTER shall follow in regard to its advertising, the guidelines laid down by FERRARI and inform FERRARI of its own. projects which the IMPORTER may only implement after receiving approval thereof from FERRARI. FERRARI’s approval shall not be unreasonably withheld and shall be deemed to have been given unless FERRARI notifies the IMPORTER to the contrary within 15 working days after receiving proofs of the project.

6.4.	Institutional advertising may be carried out only by FERRARI or in accordance with specific arid express written instructions issued by FERRARI.

Exhibitions

6.5.	The IMPORTER may take part to exhibitions or other displays subject to FERRARI’s previous written approval.

The IMPORTER undertakes to share with FERRARI in the expenses borne by FERRARI for FERRARI’s participation to such exhibitions in the TERRITORY, as FERRARI may decide to participate to.

6.6.
The IMPORTER undertakes to display and to have the RETAIL NETWORK to display the CONTRACT AUTOMOBILES, in show rooms or areas of show rooms exclusively dedicated to them and complying with the highest level of decorum and elegance, in accordance with the requirements laid down by FERRARI.

Signs

6.7.
The IMPORTER shall arrange at its own cost arid responsibility for signs to be displayed to the exterior and to the interior of the premises of the DIRECT STRUCTURE and of the RETAIL NETWORK. The position, design, lettering, structure and quantity of these. signs shall at all time be in compliance with the requirements laid down by FERRARI.

Heading of business documents

6.8.
The IMPORTER shall show whether on its business documents (letters, business cards, invoices, brochures, etc.) or in any advertising or otherwise its capacity as a FERRARI authorized importer with a formulation and graphics which shall correspond to the requirements laid down by FERRARI.

Supply of advertising material by FERRARI

6.9.
FERRARI shall supply the IMPORTER with advertising materials (printed material, films, promotional objects, enlargements, etc.) available at FERRARI and subject to supply conditions to be agreed from time to time.

FERRARI may supply the IMPORTER with the signs referred to in sub clause 6.7. foregoing at a cost to be agreed from time to time. The IMPORTER shall be responsible for the proper fitting, use, maintenance and efficiency of the signs and the other material supplied as per above.

The IMPORTER shall ensure that all the supplied material complies with regulations and/or other specific requirements of the TERRITORY, prior to its use.

Use of FERRARI TRADEMARKS

6.10.	The IMPORTER undertakes:

(a)    not to include any FERRARI TRADEMARKS, alone or in combination of other words, in its corporate name or business name and, more generally, not to use any FERRARI TRADEMARKS other than in the manner and to the extent expressly authorized by this Agreement, and

(b)    not to act in any way inconsistent with the exclusive rights of FERRARI on FERRARI TRADEMARKS and in particular, not to register or use names, marks or other distinctive signs in combination with FERRARI TRADEMARKS or that are graphically or phonetically similar to them, and not to distribute or sell a kind of products bearing FERRARI TRADEMARKS but not put into commerce by FERRARI;

(c)    to immediately advise FERRARI of any case of counterfeiting or unauthorized use of FERRARI TRADEMARKS in the TERRITORY and not to engage actions against third parties unless so instructed or authorized by FERRARI.

Customer Relations

6.11.
The IMPORTER shall ensure that, at all times, its relations and the relations of the RETAIL NETWORK with customers are conducted with the maximum courtesy, efficiency and fairness and in such a way as to safeguard, at any time, the prestige and reputation of FERRARI with the public.

6.12.	The IMPORTER undertakes not to act or make statements in any way adversely affecting the technical and con reputation of FERRARI and FERRARI products.

6.13.
The IMPORTER undertakes to advertise and make at all time available to the customers, in its own trading premises and in the trading premises of the RETAIL NETWORK the recommended retail price-list of the CONTRACT PRODUCTS as well as the tariffs for service and those for services ancillary to the sale of CONTRACT PRODUCTS.

The IMPORTER undertakes not to sell — and shall ensure the RETAIL NETWORK not to sell — CONTRACT PRODUCTS at prices which exceed the recommended retail price—list and not to receive and have the RETAIL NETWORK not to receive down payments exceeding the limits agreed between the IMPORTER and FERRARI.

7. TERMINATION

Term of Agreement

7.1.
Subject to earlier termination under sub clauses 7.2. and 7.3. hereof, the AGREEMENT shall be valid and effective until terminated by either party by giving a 180 days advance notice of termination in writing to the other and shall expire the 180th day after the date of such notice, it being expressly agreed that neither pa. shall give the aforesaid notice of termination prior to 31—12—1992 -

Termination for breach of contract or for other occurrences

7.2.	In case of any of the breaches listed below, FERRARI may at any time terminate this Agreement fortwith, without the need of a judicial decision, by giving notice in writing to the IMPORTER:

7.2.1.	the IMPORTER has not paid any sum due for the purchase of CONTRACT PRODUCTS or otherwise;

7.2.2.	the IMPORTER has held an unethical conduct which is a tort or is against the principles of commercial fairness, such as, without limitation, the cases listed as follow:

(i)	the IMPORTER has asked FERRARI for reimbursement on the basis of false documents or statements;

(ii)	the IMPORTER has asked the customers for payment of repairs which have not been made or for materials which have not been supplied;

(iii)
the IMPORTER has imported, distributed or sold any product bearing FERRARI TRADEMARKS but not put into commerce by FERRARI or under FERRARI’s licence or has used or sold spare parts which are not FERRARI ORIGINAL PARTS without specifically notifying in writing the customer prior to such use or sale;

(iv)	the IMPORTER has asked for — or consented RETAIL NETWORK to ask for — prices, tariffs or down payments which exceed those recommended by FERRARI;

(v)	the IMPORTER has made — or consented the RETAIL NETWORK to make — statements which adversely affect FERRARI’s reputation.

7.2.3.	The IMPORTER has violated any of the provisions of sub—clauses 2.5., 2.9.. 2.10 or 2.12.

7.2.4.
The IMPORTER has failed to improve its DIRECT STRUCTURE or the RETAIL NETWORK in order to fulfil the provisions of sub-clause 2.2., notwithstanding the written request of FERRARI to remedy within a time limit of at least 180 days.

7.2.5.
The IMPORTER has sold, j any year, less than 80% of the SALES PROGRAM set forth in that specific year, unless this is the consequence of FERRARI deliverying quantities of CONTRACT PRODUCTS which are lower than the PURCHASE PROGRAM.

7.2.6.	The IMPORTER has failed to remedy the breach of any obligation under the AGREEMENT within the d forth by FERRARI which shall not be less than 30 day

7.3.	In the event of any of the following occurrences, FERRARI shall have the right to terminate this Agreement for-with, at any time, by written notice addressed to the IMPORTER:

7.3.1
An application is filed against or. by the IMPORTER for bankruptcy or for a commencement of any reorganization procedure or in case of scheme of arrangement with creditors or suspension of payments, or other similar procedures; any IMPORTER’s bill is protested or actions of attachment against its goods are taken.

7.3.2.
A criminal proceeding is started against the owner, any of the controlling shareholders or any of the key managers of the IMPORTER which is capable of adversely affecting the commercial reputation of FERRARI or the orderly running of the IMPORTER’s business.

7.3.3.
Changes of any of such owner(s) and/or such shareholder(s) and/or such key managers of the IMPORTER’s business and/or such other basic elements of the DIRECT STRUCTURE of the IMPORTER, as are specified in Appendix B, without the prior written approval of FERRARI.

7.3.4.	Death, continued incapacity or abandonment of management by the owner and/or’ any of the controlling shareholder(s) and/or key managers the IMPORTER, as are indicated in Appendix B.

7.3.5.	Initiation of any procedure aiming at or bringing to dissolution and/or winding up and/or merger or transfer, on whichever basis, of the assets or organization of the IMPORTER.

The IMPORTER or its successors shall forthwith advise FERRARI writing of any of the occurrences above.

Obligations during notice of termination

7.4.
During the period of any notice of termination given under this Agreement, the IMPORTER shall not hinder any acts or negotiations of FERRARI, necessary or appropriate to establish, in the TERRITORY, the new import and/or distribution and/or resale and/or service organization for CONTRACT PRODUCTS, so as to ensure therein the orderly carrying on of the new organization as from the date of effective termination of this Agreement.

Consequences of termination

7.5.	Upon termination of this Agreement:

7.5.1.	all orders for the purchase of CONTRACT PRODUCTS issued by the IMPORTER and not yet fulfilled by FERRARI shall become null and void;

7.5.2.	any sum owed by the IMPORTER to FERRARI for any reason shall become automatically due and shall be immediately paid b the IMPORTER to FERRARI.

7.5.3.	the IMPORTER shall forthwith:

(a)	discontinue to describe or represent itself, whether in advertising or otherwise, as FERRARI’s authorized importer, distributor or reseller or as otherwise being connected with FERRARI;

(b)	remove all signs which display or incorporate in any form, style or combination, FERRARI TRADEMARKS;

(c)	discontinue any use of FERRARI TRADEMARKS under any form or manner.

(d)    discontinue to distribute and sell CONTRACT PRODUCTS;

(e)          return to FERRARI all materials and/or products owned by FERRARI;

(f)
sell to FERRARI — or to such person as FERRARI may indicate the specific equipment for service operation at a price equal to the documented purchase price reduced on account of their depreciation and degradation;

(g)
resell to FERRARI — which shall be obliged to repurchase — or to such person as FERRARI may indicate, the new CONTRACT AUTOMOBILES not yet resold by the IMPORTER. The resale price shall not exceed the net sale price invoiced by FERRARI to the IMPORTER, minus any bonuses, discounts or other similar reductions granted by FERRARI and reduceded, where appropriate, by a further amount to take account of the non perfect state of the product, of the period during which it has been held in stock at the IMPORTER’s premises and of possible damages suffered after the product has left FERRARI’s premises;

(h)
re to FERRARI, or to such person as FERRARI may indicate, the new FERRARI ORIGINAL PARTS supplied by FERRARI to the IMPORTER, held in stock at the IMPORTER’s premises arid in perfect conditions, included in the most recent “FERRARI ORIGINAL PARTS Price List”.

The repurchase price, to be agreed, shall not exceed the FERRARI ex—works invoicing price minus any discount, bonuses or other similar reductions granted to the IMPORTER by FERRARI.

(i)
return to the Retail Network (and to the direct end—customers if any) any sums held by the IMPORTER as down payment, deposit or on other similar basis for purchase orders of CONTRACT PRODUCT which the IMPORTER is not able to perform as a consequence of termination of this Agreement.

In the event that, in FERRARI’s opinion, the CONTRACT PRODUCTS repurchased under paragraph (g) and (h) foregoing, may be resold within the TERRITORY, their repurchase price shall be increased to take account of any documented costs for transportation and any duties paid for their importation into the TERRITORY.

7.6.
FERRARI shall return any guarantee deposit supplied by the IMPORTER and/or any sum retained by FERRARI on such basis, within 30 days starting from the date in which the IMPORTER shall have payed all its debts to FERRARI and fulfilled all its obligations under the AGREEMENT and shall have indemnified FERRARI for the damages caused to FERRARI by any breach of the IMPORTER.

7.7.
For the avoidance of doubt the parties acknowledge and agree that the IMPORTER is not entitled to claim any compensation, indemnity or damages or any other money regardless of its denomination due to or in relation with the termination of the AGREEMENT made in accordance with sub—clauses 7.1, 7.2 or 7.3 hereof.

8. MISCELLANEOUS PROVISIONS.

Non assignability of AGREEMENT

8.1.	Except as otherwise set forth by sub—clause 2.4 hereof, the AGREEMENT is not assignable in whole or in part.

Confidentiality

8.2.
The IMPORTER undertakes not to disclose to third parties, the contents of the AGREEMENT or of any communication it receives under the AGREEMENT or in relation thereto, including without limitation any information relating to plans regarding FERRARI’s activities or products. This obligation shall survive the termination of this AGREEMENT. FERRARI undertakes not to disclose any such confidential information as may be supplied by the IMPORTER to FERRARI under par. (a) of sub—clause 3.7.

Jurisdiction

8.3.	The parties hereto submit to the exclusive jurisdiction and competence of the Court of Modena, Italy, any and all disputes which may arise in relation to the AGREEMENT.

Governing law

8.4.	The AGREEMENT shall, for all purposes, be governed and construed exclusively in accordance with the laws of the Republic of Italy.

No waiver

8.5.
No modification to the AGREEMENT shall have effect unless the same is agreed in writing between the parties. Failure by either party at any time to enforce any of the provisions of the AGREEMENT and any time or indulgence granted by either party to the other shall not be construed as a waiver’ or prejudice any of either party’s rights hereunder •nor prevent either party from subsequently requiring immediate and full compliance with such provisions or from enforcing its remedies for breaches thereof.

Deposit

8.6.	To guarantee the fulfilment of its obligations under the AGREEMENT, the IMPORTER shall give to FERRARI a guarantee deposit the amount and the terms of which are set forth in Appendix A hereto.

Notices

8.7.
Any notice to be given hereunder shall be sent by registered letter or by telex or telefax confirmed by registered letter. Any such notice shall be sent to the following addresses or to any other such address as either party may notify to the others:

(a)	if to FERRARI:
FERRARI S.p.A.
Via Abetone Inferiore n. 2
41053 MARANELLO (Modena), Italia
All’attenzione del Direttore Commerciale

(b)	if to the IMPORTER
ITALIAN MOTORS (Sales & Service) Ltd.
90, Sung Wong Toi Road, Kowloon, Hong Kong

Any such notice shall be deemed to have been received five days after the date of delivery by the sender of the registered letter to the post office or directly to the receiver or, in the event it happens before, the day in which the telex or the telefax has been received.

Previous Agreements

8.8.	The AGREEMENT cancels and supersedes all previous agreements between the parties, whether written or oral.

Appendices

8.9.	Appendices A, B, C and D hereof constitute an integral part of this Agreement.

Other Products

8.10.
FERRARI distributes, in several countries, a line of diversified articles manufacturted by or for or under the licence of FERRARI and bearing FERRARI TRADEMARKS. These articles are included in a specific catalogue of FERRARI and are herein referred to as FERRARI IDEA PRODUCTS.

If so requested by FERRARI the IMPORTER would be willing to promote distribution and sale of FERRARI IDEA PRODUCTS, in the TERRITORY through the RETAIL NETWORK, on a non-exclusive basis FERRARI reserves, in any case, the right to import, distribute and resell in the TERRITORY the FERRARI IDEA PRODUCTS through import, distribution and sales organization(s) other than the IMPORTER and the RETAIL NETWORK. It is further understood that in respect of certain articles of the FERRARI IDEA PRODUCTS, FERRARI may entrust the import, distribution and sale, in the TERRITORY, exclusively to third parties. Any cooperation between FERRARI and the IMPORTER in respect of FERRARI IDEA PRODUCTS shall not be part of the AGREEMENT and shall be governed by a separate agreement the terms of which will be communicated by FERRARI to the IMPORTER. FERRARI may terminate the agreement for the FERRARI IDEA PRODUCTS without terminating •the AGREEMENT; however termination of the AGREEMENT shall automatically cause the termination of the agreement for FERRARI IDEA PRODUCTS.

For FERRARI

__________________________   _________________________

The IMPORTER, having examined the contents of the following clauses of this AGREEMENT, declares to specifically approve each of them in accordance with and for the purposes of Section 1341 o± the Italian Civil Code:

2.5 (Obligation not to act outside the TERRITORY)
2.9 (Non competition and Brand Exclusivity)
2.10 (Obligation not to sell to non authorized resellers)
2.12 (Obligation to purchase CONTRACT PRODUCTS only from FERRARI)
5.7 (Obligation to use only FERRARI ORIGINAL PARTS)
7.2 (Immediate termination for breach of contract by the IMPORTER)
7.3 (Termination by FERRARI upon the occurrence of certain circumstances)
7.5.2 (Debts becoming automatically due)
7.7 (No indemnity or compensation in relation to termination of the AGREEMENT)
8.3 (Jurisdiction)
8.4 (Applicable law)

APPENDIX A

SALES CONDITIONS OF CONTRACT PRODUCTS TO THE IMPORTER

1. Definitions

The capitalized words and expressions included in Clause 1 of the AGREEMENT and used in this Appendix A shall have the meaning respectively given to them by Clause 1 of the AGREEMENT.

2. Planning and Orders

2.1.
The IMPORTER acknowledges that, as a consequence of the excellent reputation of the FERRARI products, the market demand thereof, in the various countries, including the TERRITORY, is steadily higher than the maximum offer of FERRARI and that this situation causes a number of limitations which materially affect FERRARI’s ability to allocate CONTRACT AUTOMOBILES to the various markets, to accept purchasing orders and to deliver the CONTRACT AUTOMOBILES ordered.

2.2.
FERRARI shall, periodically, notify to the IMPORTER the maximum total quantity and mix of CONTRACT AUTOMOBILES that FERRARI plans to manufacture, for the TERRITORY, in a given period of time to come (“ALLOCATION PROGRAM”). Within the limits of the ALLOCATION PROGRAM so notified by FERRARI there shall be agreed or determined by FERRARI the IMPORTER’s PURCHASE PROGRAM in accordance with sub-clause 4.2 of the AGREEMENT.

2.3.
FERRARI shall exert its best efforts to set up its manufacturing programs in a manner consistent with the IMPORTER’s PURCHASE PROGRAM and shall, from time to time, notify the IMPORTER the CONTRACT AUTOMOBILES included in the PURCHASE PROGRAM that FERRARI is actually able to manufacture in a given period of time and in respect of them shall invite the IMPORTER to specify the characteristics (colours, etc.) required and accordingly issue specific orders within such dead-line as will be indicated by FERRARI, it being understood that if within such dead-line

FERRARI does not receive the specific order(s) requested, the CONTRACT AUTOMOBILE(S) concerned shall be allocated to a market other than the TERRITORY and shall be cancelled from the IMPORTER’s PURCHASE PROGRAM.

Once the production of the CONTRACT AUTOMOBILES so ordered has been started by the factory, FERRARI shall advise the IMPORTER of the estimated non binding time of delivery.

The CONTRACT AUTOMOBILES which by the end of the period of time covered by the PURCHASE PROGRAM are not yet covered by specific purchasing orders accepted by FERRARI will be automatically cancelled from the PURCHASE PROGRAM which will be deemed accordingly reduced.

2.4.
The criteria, the timing and the mariner of determination and notification of the ALLOCATION PROGRAM, the PURCHASE PROGRAM, the issuance arid acceptance of orders, etc., will be separately notified by FERRARI to the IMPORTER from time to time on the basis of FE general standards and of’ the changeable requirements of logistical, commercial and manufacturing requirements.

2.5.
The IMPORTER, in the TERRITORY, in dealing with the DEALER NETWORK and with the end customers, shall act In a manner consistent with the limitations and criteria referred to in the above provisions. The IMPORTER, in particular, shall not accept and shall cause the RETAIL NETWORK not to accept, orders of CONTRACT AUTOMOBILES which are not within the limits of availability resulting from the PURCHASE PROGRAM.

2.6.
In no event FERRARI may be obliged to supply CONTRACT AUTOMOBILES other than in respect of specific orders issued by the IMPQRTER within the limits of the PURCHASE PROGRAM and expressly accepted by FERRARI in writing. The IMPORTER shall not send to FERRARI any orders for CONTRACT AUTOMOBILES to be delivered or registered to purchasers other than end-users. FERRARI is entitled to terminate any order accepted by FERRARI if it is discovered that the CONTRACT AUTOMOBILE concerned is to be sold, delivered or registered to a person other than an end-user.

2.7.	Upon termination of the AGREEMENT, all orders of the IMPORTER for the purchase of CONTRACT PRODUCTS which have riot as yet been fulfilled by FERRARI shall become automatically null and void.

3. Prices

3.1.
The prices of the CONTRACT PRODUCTS to the IMPORTER shall be those from time to time notified by FERRARI to the IMPORTER and in force on the date of invoicing. They may be altered by FERRARI, at any time, without prior notice.

3.2.
The delivery expenses (preparation, packing transportation, insurance, etc.) of the CONTRACT PRODUCTS shall be in addition to the prices of the CONTRACT PRODUCTS, the quotations of which are always intended before any tax or duty and for delivery ex—works.

4. Conditions of Payment

4.1.
Once the manufacturing process of the CONTRACT AUTOMOBILE(S) ordered has reached its final stage, FERRARI shall notify the IMPORTER the date of ex—works delivery of the CONTRACT AUTOMOBILE C 5) concerned.

4.2.
Unless otherwise agreed in writing between the, parties, the payment of the price of the CONTRACT AUTOMOBILE(S) and of the amount charged by FERRARI for delivery expenses shall be effected, entirely, by the IMPORTER, in Italy, in the currency indicated in the invoice, through a major italian bank indicated by FERRARI; prior to such date of ex—works delivery of the CONTRACT AUTOMOBILE(S) as shall be notified by FERRARI under 4.1. hereof.

4.3.
The payment of the price and of the delivery expenses of FERRARI ORIGINAL PARTS shall be effected, entirely, by the IMPORTER, in Italy, in the currency specified in the invoice, through a m italian bank indicated by FERRARI, within 30 days from the end of the month of .invoicing.

4.4.
In the event that by the time limits set forth in 4.2 and 4.3 foregoing the payment of any CONTRACT AUTOMOBILE(S) or FERRARI ORIGINAL PARTS had not been made, starting from the day after the time limit concerned, there shall accrue in favour of FERRARI interests to be calculated at a rate equal to the prime rate prevailing in Italy increased by three points.

5. Guarantee Deposit

5.1.
As a deposit in guarantee for the fulfilment of all IMPORTER obligations to FERRARI, the IMPORTER shall pay to FERRARI an amount of money which shall not bear interests and shall, at all time, be equal to or higher than the sum resulting from the percentage (to be separately notified by FERRARI) calculated on the amount obtained by multiplying all quantities of CONTRACT AUTOMOBILES included in the IMPORTER’s PURCHASE PROGRAM by the retail list price before tax, prevailing in the TERRITORY, of the CONTRACT AUTOMOBILES concerned.

As at January 31st of each year, FERRARI shall review the relation between the guarantee deposit paid by the IMPORTER and held by FERRARI and the value of the PURCHASE PROGRAM calculated as per above: in the event that the amount of the deposit proved lower than the amount given by the above calculation, it shall be reintegrated by the IMPORTER at the latest within 15 days for being so notified by FERRARI; if, on the contrary, the amount of the deposit proved higher FERRARI within the same time limit shall credit the excess to the IMPORTER.

5.2.
In the event that the payment of any CONTRACT PRODUCTS or of any delivery expenses or of any other amount due to FERRARI had not been made at the latest within 15 days from the due date, FERRARI will have the right to draw from the IMPORTER’s guarantee deposit a sum equal to the overdue payment plus interests calculated as per 4.4 hereof, by giving notice to the IMPORTER, it being agreed that, in this event, the IMPORTER, within the subsequent 15 days, shall promptly reintegrate the full amount of the guarantee deposit by paying to FERRARI the amount drawn by FERRARI as per above plus interests. In the event that the full amount of the guarantee deposit was not 50 reintegrated, FERRARI, without prejudice to FERRARI’s further rights under the AGREEMENT, will have the right to suspend all deliveries of CONTRACT PRODUCTS to the IMPORTER.

6. Acceptance of CONTRACT PRODUCTS

The CONTRACT PRODUCTS delivered shall be deemed accepted by the IMPORTER without reservation, unless the IMPORTER notifies its appropriate written claims to FERRARI within such dead—lines, in accordance with such procedures and completing such forms, as will be separately indicated by FERRARI.

7. Conditions of delivery

7.1.	FERRARI shall prepare and pack the CONTRACT PRODUCTS for shipment and transportation by whatever method and form it may deem appropriate.

7.2.
With a view to a rational and efficient organization of transportation and carriage of the CONTRACT PRODUCTS consistent with its own logistical and manufacturing organization, FERRARI reserves the right to use for transportation and carriage to the IMPORTER and for the latter’s account such carriers as it shall deem suitable by giving advance notice to the IMPORTER. In this case, the foregoing notwithstanding, the delivery shall be deemed effected ex-works and all risks of the CONTRACT PRODUCTS shall pass to the IMPORTER starting from the moment the CONTRACT PRODUCTS are taken up ex-works by the carrier, it being understood that the IMPORTER shall be beneficiary of’ FERRARI rights and claims to the carrier and/or insurer in respect of the damages which may occur from the moment the CONTRACT PRODUCTS are taken up by the carrier until the moment they are taken up by the IMPORTER.

7.3.	Subject to sub-clause 7.2 hereof and until FERRARI’s notice set forth therein is given to the IMPORTER, delivery of CONTRACT AUTOMOBILES shall be ex—factory.

7.4.
All packages or containers with clause of return shall remain the property of FERRARI and shall be returned to FERRARI by the IMPORTER In accordance with the dead-lines and other conditions Indicated separately by FERRARI. The IMPORTER shall take up thc CONTRACT PRODUCTS shipped by FERRARI, in any case, without prejudice to its claims and warranty rights hereunder.

8. Descriptions of CONTRACT PRODUCTS

All descriptions relating to the specifications and performances of the CONTRACT PRODUCTS are always given by FERRARI by way of non binding description and none of these shall involve any responsibility of FERRARI as to their accuracy.

9. Design Changes

9.1.
FERRARI may at any time and without previous notice alter the design, specification or equipment of any CONTRACT AUTOMOBILE or may discontinue production of the same. FERRARI may deliver, without previous notice, CONTRACT AUTOMOBILES modified In their design, specifications or equipment and shall have no obligation to incorporate any such design, specification or equipment alteration on the CONTRACT AUTOMOBILES ordered by the IMPORTER. The choice of the make and type of tyres and other components of the CONTRACT AUTOMOBILES ordered by the IMPORTER shall be in the sole discretion of FERRARI.

9.2.
Having regard to the particular specifications and performances of FERRARI motorcars, the IMPORTER shall not — and shall have the RETAIL NETWORK not to-alter any CONTRACT PRODUCT other than in accordance with any written instructions of FERRARI from time to time.

10. Warranty of CONTRACT PRODUCTS

10.1.
The only warranty given by FERRARI to the IMPORTER in respect of CONTRACT AUTOMOBILES is the warranty expressly stated on the warranty voucher included in the Ferrari Servicing and Repairs Booklet which the IMPORTER, in accordance with sub-clause 4.3 of the AGREEMENT, is obliged to deliver to the purchaser/end user of each CONTRACT AUTOMOBILE, duly filled and signed in all its parts, simultaneously with the delivery of the CONTRACT AUTOMOBILE concerned.

The terms of’ such warranty as prevailing at the date of the AGREEMENT are described below:

“”Ferrari motorcars are guaranteed for a period of 12 months beginning on the date of which the motorcar is delivered to the first purchaser by the Ferrari Authorized Dealer selling the motorcar. The warranty includes exclusively the replacement or repair, free of charge, of parts which are unusable or inefficient due to a manufacturing or design defect identified or acknowledge by FERRARI or by any Ferrari authorized service dealer, subject to and according to the conditions set out in the Ferrari warranty voucher.

The repair or replacement of defective parts is the only obligation assumed by FERRARI in this warranty; in no event the purchaser may claim the termination of the sale contract or any reduction of the purchase price or any indemnification or compensation for damages caused by any acknowledged defect or any warranty repairs or any delays in the carrying out of such repairs.

The warranty is subject to submission to FERRARI or a FERRARI authorized service dealer of the valid warranty voucher contained in this booklet. The warranty voucher is not valid unless it is completed accurately with all informations required therein and is duly signed by the FERRARI Authorized Dealer and by the purchaser/end user. Weights, dimensions, performances, fuel consumption, efficiency and other descriptions or illustrations relating to the motorcar given in this booklet or otherwise are intended to present only a non binding description, may not be entirely accurate and are subject to change without prior notice. None of them shall be taken as forming part of any tender contract or order or as otherwise being guaranteed.

The following are explessly excluded from the warranty:

(i)
maintenance operations and parts or materials subject to normal wear or consumption such as lubricants, uilters, brake pads and fluids, clutch discs and pressure plates, spark plugs, windshield wiper blades, lamps and fuses;

(ii)	fading and deterioration of paints, chromium platings, upholstery and trim panels resulting from normal wear or abnormal conditions of use or exposure to abnormal climatic conditions;

(iii)
any expenses for towing or transportation of the motorcar to and from the Authorized Ferrari Service Dealer, any damages whether direct or indirect caused by the immobilization of the motorcar, expenses for transportation, hotel bills, telephone, etc.;

(iv)	failures which have not been caused by defects in material or workmanship, but by negligence, accidents, lack of proper maintenance or misuse or from use in conflict with FERRARI’s indications.

In any of the events listed below, the warranty becomes void:

(a)	failure to have the motorcar serviced by a Ferrari Authorized Service Dealer in accordance with the maintenance schedule recommended by FERRARI;

(b)	the motorcar is repaired, modified or disassembled even partially other than by a Ferrari Authorized Service Dealer;

(c)	the motorcar has suffered negligence, misuse, major accidents or has been used in races;

(d)	mechanical or body parts or any system of the motorcar have suffered modifications which alter, even partially, the conditions of normal operation intended by FERRARI;

(e)
the motorcar originally designed for circulation in a specific country is registered in another country and in .order to meet the country’s homologation standards or legal requirements bears alterations which have not received the prior written specific authorization of FERRARI;

(f)	there have been used in the service or repair of the motorcar spare parts other than FERRARI ORIGINAL PARTS.

In the cases referred to in (d) (e) and (f) the person which has requested and/or carried out the modification and/or the service or repair shall be exclusively responsible for all damages and other adverse consequences.”

In the event that the warranty set forth on the warranty voucher contained in the Ferarri Repair and Servicing Booklet is modified the warranty described above shall be deemed accordingly modified.

10.2.
The warranty relating to FERRARI ORIGINAL PARTS includes the reimbursement of the net selling price invoiced by FERRARI to the IMPORTER of FERRARI ORIGINAL PARTS not usable or inefficient due to a manufacturing or design defect acknowledged by FERRARI or, at the option of FERRARI, their replacement free of charge and where appropriate, the reimbursement of the cost of labour used for the replacement of the defective part on a Ferrari motorcar unless such labour cost is already reimbursed on the basis of the Ferrari motorcar warranty.

In respect of defects which may be identified prior to the assembly of the part on the Ferrari motorcar, the period of validity of the warranty is 60 days beginning on the date of invoice to the IMPORTER. If the defect may not be identified prior to the assembly of the part on the Ferrari motorcar, the period of validity of the warranty is 12 months beginning on the date of assembly on the Ferrari motorcar by a Ferrari Authorized Service Dealer.

Any defects due to long or inadequate storage of the part concerned are expressly excluded from the warranty.

10.3.
The express warranties described in 10.1 and in 10.2 are the only warranty given by FERRARI to the IMPORTER in respect of CONTRACT AUTOMOBILES and FERRARI ORIGINAL PARTS, respectively; they are in lieu of the warranty provided by law and supersede all other express or implied warranties or representations. Any IMPORTER’s rights to claim termination of the contract whereby the defective motorcar or spare part was supplied or the indemnification or compensation for damages or the reduction of the purchase price are expressly excluded.

11. Period of availability of spare parts

FERRARI makes spare parts for FERRARI motorcars available for a period set forth from time to time by FERRARI for each type or version of Ferrari motorcar.

Such period, in respect of mechanical parts, is, in principle, at least 5 years beginning from the date on which the manufacture of the type or version concerned is discontinued by FERRARI.

12. Governing Law

The present conditions of sales shall, for all purposes, be governed and construed exclusively in accordance with the laws of the Republic of Italy.

13. Jurisdiction

The parties submit to the exclusive jurisdiction and competence the Court of Modena, Italy, any and all disputes which may arise in relation to the present Conditions of Sale.

APPENDIX B (supplemental to the Ferrari Import and Distribution Agreement entered into with Italian Motors (Sales & Service) Ltd on 1st January 1992)

ORGANIZATION

1. CORPORATE STRUCTURE

The IMPORTER represents to FERRARI that at the date of the AGREEMENT the following are the basic elements of its corporate structure:

1.1.	Name, type of company, registered office, principal place of business and social capital of the IMPORTER:

(a)	Italian Motors (Sales & Service) Ltd; limited liability
(name and type of company)

(b)	90 Sung Wong Toi Road, To Kwa Wan, Kowloon
(registered office)

(c)	Hong Kong
(principal place of business)

(d)	HK$1,000,000.00; Ordinary Shares; 100,000 shares at $10 each
(amount of social capital, type of shares, nominal value of each share)

1.2.	Full name and address of all controlling shareholder(s) arid percentage of social capital with voting rights respectively owned:

(a)	Herbert Adamczyk DD 224, Lot 324, House 1 Silverstrand Garden. Clearwater Bay. Kowloon	37%
	(full name and address)

(b)	Happy land Co Ltd 1/F, Unit B, 46 Bonham Strand, Hong Kong	36%

(c)	Andrew Ronald Turner Lot 364, DD 224, G/F, B1, Silverstrand Beach Road, Clearwater Bay, Kowloon	17%

(d)%

1.3.	Full name arid address of all minority shareholders:

(a)	Mr. Klaus Jürgen Dörr	10%

(b)%

(c)%

1.4.	If the IMPORTER is not a limited liability company specify full name and address of owner(s) or partners of the firm or company:

(a)	N/A

(b)

(c)

1.5.	Full name and address of Chief Executive Officer and/or legal representative of IMPORTER:

(a)	Herbert Adamczyk

(b)

1.6.	Full name and address of all members of Board of Directors or, if appropriate, Supervisory Board and Board of Management:

(a)	Herbert Adamczyk DD 224, Lot 324, House 1, Silverstrand Gardens, Clearwater Bay, Kowloon

(b)	Andrew R Turner DD 224, Lot 364, G/F, Bi, Silverstrand Beach Road Clearwater Bay, Kowloon

(c)	Frederick C Merrill 16E Pearl Gardens, 7 Conduit Road, Hong Kong

(d)	Ma Wai Ho Flat G, 25/F, Wah Shan Mansion, Kao Shan Terrace Taikoo Shing, Hong Kong

2. KEY MANAGEMENT POSITIONS

For each position specify full name and address of person in charge:

2.1	Managing Director/General Manager
Herbert Adarnczyk DD 224, Lot 324, Hosue 1, Silverstrand Gardens, Clearwater Bay, Kowloon
(full name and address of person in charge)

2.2	Sales Manager
Andrew R Turner DD 224, Lot 364, G/F, Bi, Silverstrand Beach Road, Clearwater Bay, Kowloon

2.3	Service Manager
Ian R Geekie 13D Sea Bee lane, Recovery Bay, Lantau Island, Hong Kong

2.4	Spare Parts Manager
Henry Cheung 4/F, Flat H, Tower 4, Hoi Ngan Mansion, Riviera Gardens, Tsuen Wan, N.T.

2.5	Marketing Manager
Andrew R Turner

2.6	Dealers Development Manager
Herbert Adamczyk/Andrew R Turner

2.7
other(s) position

3. LOCATION AND DESCRIPTION OF PREMISES

3.1. Offices

90 Sung Wong Toi Road, To Kwa Wan, Kowloon

Owned ☐ on lease ☒

3.2. Spare parts wharehuse

90 Sung Wong Toi Road, To Kwa Wan, Kowloon

Owned ☐ on lease ☒

3.3. Service Premises

90 Sung Wong Toi Road, To Kwa Wan, Kowloon

Owned ☐ on lease ☒

3.4	1-3 Elm Street, Taikoktsui, Kwoloon

Owned ☐ on lease ☒

4. RETAIL NETWORK

Retail sale and service dealers

Dealer’s name and address	Dealer’s sales area

Direct Retail and Service Outlets

Address and company name of outlet	Outlet’s sales area

90 Sung Wong Toi Road, To Kwa Wan, Kowloon	Hong Kong and Macau

Service Dealers

Dealer’s name and address	Dealer’s service area

APPENDIX C (supplemental to the Ferrari Import and Distribution Agreement: entered into with Italian Motors (Sales & Service) Ltd on 1st January 1992

DEALER’S ESSENTIAL OBLIGATIONS

In accordance with sub—clause 3.3 of the AGREEMENT there are specified below the clauses of the AGREEMENT and the obligations set out therein which, mutatis mutandis, shall be included in the IMPORTER’s Dealer Agreement with its RETAIL NETWORK:

–	Sub-clauses 2.2;2.3; 2.5; 2.9; 2.10; 2.12;

–	Sub-clauses 3.2 (1) and (2); 3.4; 3.5; 3.6; 3.7; 3.8;

–	Sub-clauses 4.1; 4.2; 4.3;

–	All sub-clauses of Clause 5

–	All sub-clauses pf Clause 6

–	Sub-clauses 7.2; 7.3; 7.5;

–	Sub-clauses 8.1; 8.2; 8.5; 8.10.

APPENDIX D (supplemental to the Ferrari Import and Distribution Agreement entered into with Italian Motors (Sales & Service) Ltd on 1st January 1992

CONTRACT AUTOMOBILES

En accordance with sub—clause 1.3 of the AGREEMENT there are specified below the CONTRACT AUTOMOBILES. Any model/version specified below, the manufacture of which is discontinued by FERRARI, shall be deemed automatically cancelled from this Appendix and shall cease to be a CONTRACT AUTOMOBILE.

In the event that Ferrari decides to distribute a new model/version in the TERRITORY, FERRARI will notify to the IMPORTER a new Appendix D amended accordingly. Starting from the date on which the new model or version is included on the IMPORTER’S ALLOCATION PROGRAM it will automatically become a CONTRACT AUTOMOBILE, provided always that In the case of any such new model or version as are referred to in sub—clause 2.8, the model or’ version concerned will only be included in Appendix D if the special terms and conditions offered by FERRARI under sub—clause 2.8 are accepted in writing by the IMPORTER.

1. Ferrari 348 in the following versions
1.1. 348 TB
1.2. 348 TS

2. Ferrari Mondial in the following versions
2.1. Cabriolet T

3. Ferrari Testarossa
3.1. EB

4. Ferrari F40 Le Mans

APPENDIX E

Other makes of cars represented by the Importer, as up to date and consented to by Ferrari:

a) Lancia

b) _____________________________________________________________________________________________________________________________

c) _____________________________________________________________________________________________________________________________